                                                                    EXHIBIT 99.1

                    CLEAR CHANNEL REPORTS FOURTH QUARTER AND
                             FULL YEAR 2003 RESULTS

SAN ANTONIO, TEXAS February 24, 2004...Clear Channel Communications, Inc. (NYSE:
CCU) today reported results for its fourth quarter and full year ended December 31, 2003.

The Company's revenues of $2.29 billion for the fourth quarter increased 4 percent over 2002 revenues of $2.21 billion. Clear Channel reported net earnings of $187 million or $0.30 per diluted share for the fourth quarter of 2003. This compares to net earnings of $184 million or $0.30 per diluted share in 2002.

For the full year, the Company reported revenues of $8.93 billion, an increase of 6 percent when compared to revenues of $8.42 billion for the same period in 2002. The Company's net earnings were $1.15 billion, or $1.85 per diluted share for 2003. This compares to net earnings, before cumulative effect of a change in accounting principle, of $725 million or $1.18 per diluted share in 2002, reflecting a year-over-year increase of 58 percent.

The Company's 2003 net earnings included approximately $727 million of pre-tax gains related to the Company's investment in Univision Communications, Inc., the sale of an investment in American Tower Corporation and the early extinguishment of debt. These gains were offset by the impairment of certain investments totaling $15 million, pre-tax. Excluding these items, net earnings would have been $726 million or $1.17 per diluted share.

The Company's 2002 net earnings includes approximately $49 million of pre-tax gains related to the sale of a television license, extinguishment of long-term debt, sale of a marketable security, sale of other assets and a litigation settlement. Excluding those gains, net earnings per share would have been $1.13.

Lowry Mays, Chairman and Chief Executive Officer of Clear Channel, said, "We are pleased to report record financial results for 2003, with revenues of nearly $9 billion and over $1 billion in net earnings. Each of our divisions' ability to perform at such a high level during a challenging economic period speaks volumes about the strength of our businesses and the talent of our employees. By serving the needs of our communities, employing the best people and providing the highest standard of products and services to our customers we have created value for shareholders. We are well-positioned for sustainable long-term growth and look forward to another successful year."

Mark Mays, President and Chief Operating Officer, said, "Our record 2003 results highlight the strength of our business model and the high free cash flow characteristics of our businesses. Our focus on profitable revenue streams enabled us to deliver earnings per share of $1.85 for the year. In addition, during the year we significantly strengthened our balance sheet, reduced debt by approximately $1.8 billion, and instituted a dividend for shareholders. Looking ahead, Clear Channel is ideally positioned to capitalize on an improving economic environment and we are excited about our growth prospects in 2004."

REVENUE AND OPERATING EXPENSES (IN $000S)

                                                                 Three Months Ended December 31
                            -----------------------------------------------------------------------------------------------------
                                                Revenues                                 Divisional Operating Expenses
                            ------------------------------------------------     ------------------------------------------------
                                 2003             2002           % Change            2003             2002             % Change
                            -------------    -------------     -------------     -------------    -------------     -------------
        Radio               $     965,786    $     979,015                (1)%   $     561,567    $     550,814                 2%
        Outdoor                   614,806          538,299                14%          423,689          383,298                11%
        Entertainment             596,944          562,499                 6%          576,079          550,290                 5%
        Other                     152,638          166,280                (8)%         122,325          128,970                (5)%
        Eliminations              (40,113)         (36,360)               10%          (40,113)         (36,360)               10%
                            -------------    -------------                       -------------    -------------
                            $   2,290,061    $   2,209,733                 4%    $   1,643,547    $   1,577,012                 4%
        Corporate Expense                                                        $      44,866    $      53,813               (17)%


                                                                    Twelve Months Ended December 31
                            -----------------------------------------------------------------------------------------------------
                                                Revenues                                 Divisional Operating Expenses
                            ------------------------------------------------     ------------------------------------------------
                                 2003            2002            % Change            2003             2002            % Change
                            -------------    -------------     -------------     -------------    -------------     -------------
        Radio               $   3,695,020    $   3,717,243                (1)%   $   2,130,054    $   2,126,139                 0%
        Outdoor                 2,174,597        1,859,643                17%        1,593,736        1,354,092                18%
        Entertainment           2,646,959        2,447,302                 8%        2,455,897        2,289,654                 7%
        Other                     556,599          528,374                 5%          451,445          414,383                 9%
        Eliminations             (142,276)        (131,507)                8%         (142,276)        (131,507)                8%
                            -------------    -------------                       -------------    -------------
                            $   8,930,899    $   8,421,055                 6%    $   6,488,856    $   6,052,761                 7%
        Corporate Expense                                                        $     174,154    $     176,370                (1)%

RADIO BROADCASTING

Revenue decreased $22.2 million during 2003 as compared to 2002, with weak local advertising being the key reason for the decline. Discontinued sports broadcasting rights such as the L.A. Dodgers, cessation of business with independent promoters and a revenue decline in the Company's nationally syndicated radio business also contributed to the decline. However, Clear Channel Radio was able to generate a 1 percent revenue increase from their top 50 markets, primarily behind the relative strength of national advertising compared to local advertising. Some of the Company's strongest top 50 markets during 2003 were New York, Los Angeles, Cleveland, Sacramento and Austin. Leading national advertising categories in 2003 were entertainment, finance, telecom/utility, retail and auto.

In total, radio's operating expenses were flat year over year. The Company saw declines in variable sales related expenses primarily from commissions and bonuses, declines in expenses related to sports broadcasting rights that the Company did not renew in 2003, and a decline in bad debt expense. However, Clear Channel Radio incurred additional marketing and promotions related expenses in the fourth quarter of 2003, which were discretionary expenditures aimed at competitively positioning the Company's markets for the future.

OUTDOOR ADVERTISING

The Company's outdoor advertising revenue increased $315.0 million or 17 percent in 2003 compared to 2002. The increase includes approximately $169.9 million from foreign exchange increases. Also included in the increase is Ackerley, which the Company acquired in June 2002. The Ackerley properties contributed $35.4 million in revenue during the first six months of 2003.

The Company saw revenue increases across its entire inventory, but the Company's bulletin inventory, which comprises about 60 percent of the Company's domestic outdoor revenue, fueled the growth. Clear Channel's domestic bulletin inventory performed well year over year across the vast majority of its markets, with both rates and occupancy up. The Company saw strong growth in both large markets such as New York, San Francisco, Miami and Tampa, and in small markets such as Albuquerque and Chattanooga. Top domestic advertising categories for the Company during 2003 were business and consumer services, entertainment, and automotive.

International revenue growth was spurred by the Company's transit and street furniture inventory. This growth was driven by an increase in displays and average revenue per display primarily from the Company's street furniture products. Strong markets for the Company's street furniture inventory were Australia, Norway and the United Kingdom. The revenue increase in street furniture was slightly offset by a decline in the Company's international billboard revenues.

Operating expenses increased $239.6 million in 2003 compared to 2002. Included in this increase is roughly $145.2 million in foreign exchange increases. Also, Ackerley contributed approximately $19.3 million in operating expenses during the first six months of 2003. Roughly $13.8 million of the increase is from the restructuring our international outdoor operations in France during the second quarter of 2003. The remainder of the increase is primarily attributable to direct production costs, site lease expenses, and bonus and commission expenses associated with the increase in revenue.

LIVE ENTERTAINMENT

The Company's live entertainment revenue increased $199.7 million or 8 percent in 2003 compared to 2002. Approximately $88.9 million is the result of foreign exchange. In addition to foreign exchange, increased attendance, concessions and sponsorship revenues drove the revenue growth. Attendance at these Clear Channel Entertainment events was up in 2003, despite the fact that the Company saw a decline in the number of events at its amphitheaters. The total number of weeks presenting and/or producing shows in the Company's theater operations was also up in 2003. Some significant acts for 2003 were Cher, James Taylor, David Bowie, Aerosmith/Kiss, Rolling Stones, Paul McCartney and Bruce Springsteen.

Operating expenses increased $166.2 million in 2003 compared to 2002. Approximately $81.3 million of the increase is the result of foreign exchange.

SELECTED BALANCE SHEET INFORMATION

         (In $000s)                                                            Dec. 31,         Dec. 31,
                                                                                 2003             2002
                                                                             -------------   -------------
         Cash                                                                $     123,334   $     170,086
         Total Current Assets                                                $   2,185,682   $   2,123,495
         Net Property, Plant and Equipment                                   $   4,260,915   $   4,242,812
         Total Assets                                                        $  28,352,693   $  27,672,153
         Current Liabilities (excluding current portion of long-term debt)   $   1,749,055   $   1,614,107
         Long-Term Debt (including current portion of long-term debt)        $   7,065,012   $   8,778,622
         Shareholders' Equity                                                $  15,553,939   $  14,210,092

CAPITAL EXPENDITURES
(IN $000S)

Capital expenditures for the full year of 2003 and 2002 were:

                                              2003             2002
                                          -------------   -------------
         Non-revenue producing            $     199,669   $     305,731
         Revenue producing                      178,301         242,914
                                          -------------   -------------
             Total capital expenditures   $     377,970   $     548,645

The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing is discretionary capital investment for new revenue streams, similar to an acquisition.

LIQUIDITY AND FINANCIAL POSITION

For 2003, cash flows from operating activities was $1,677.4 million, cash flows used in investing activities was $93.3 million and cash flows used in financing activities was $1,630.9 million for a net decrease in cash of $46.8 million.

At December 31, 2003, Clear Channel had long-term debt of:

(In $Millions)

Bank Credit Facilities                                        $    710.6
Public Notes                                                     6,159.4
Other Debt                                                         195.0
                                                              ----------
         Total                                                $  7,065.0

Leverage, defined as debt*, net of cash, divided by the trailing 12-month pro forma EBITDA**, was 3.14x at December 31, 2003. Giving effect to the Univision transaction on January 12, 2004, leverage would have been 2.96x***.

Randall Mays, Chief Financial Officer for the Company, said, "We lowered our leverage from 3.9x to 3.1x, during a period when local advertising spend was less than robust. During the year, we strengthened our balance sheet, lowered our overall cost of debt and declared a dividend for our shareholders. I am very proud of our results and look forward to building on these results in 2004."

During the fourth quarter of 2003, Clear Channel redeemed the 7.875% Senior Notes due 2005 pursuant to call provisions in the indenture. The Company utilized capacity under its bank facilities for this redemption. During the fourth quarter, the Company also issued $250 million of 3.125% Senior Notes due 2007 and $300 million of 5% Senior Notes due 2012. The proceeds from these issuances were used to pay down the Company's bank credit facilities.

On February 25, 2004, the Company will settle a cash tender offer for a portion of its E.650.0 million 6.5% Notes due 2005. Under this offer the Company will redeem E.454.4 million of the outstanding Notes. The Company intends to use capacity under its bank credit facilities to fund this redemption.

As of December 31, 2003, 70 percent of the Company's debt bears interest at fixed rates and 30 percent of the Company's debt bears interest at floating rates based upon LIBOR. The Company's weighted average cost of debt at December 31, 2003 was 5.05%.

As of February 24, 2004, Clear Channel has approximately $1.7 billion available on its bank credit facilities. The Company does not have any public debt maturing during 2004. For future maturities or redemptions of debt, the Company intends to utilize the existing capacity under its bank facilities and other available funds. Redemptions or repurchases will occur through open market purchases, privately negotiated transactions, or other means.

Footnotes:

     * As defined by Clear Channel's credit facilities, debt is long-term debt of $7,065.0 million plus letters of credit of $128.5 million; guarantees of third party debt of $57.2 million; net original issue discount/premium of $4.5 million; deferred purchase consideration of $28.4 million included in other long-term liabilities; and less fair value of interest rate swaps of $7.0 million and purchase accounting premiums of $16.8 million.

     ** Pro forma EBITDA, as defined by Clear Channel's credit facilities is the trailing twelve-month operating income before depreciation and amortization and non-cash compensation expense adjusted to include operating income before depreciation and amortization and non-cash compensation expense of any assets acquired in the trailing twelve-month period.

     *** Proceeds, net of estimated taxes, from the sale of Univision shares on January 12, 2004 were $405.6 million. Giving effect to this transaction, debt as defined by Clear Channel's bank credit facilities would have been $6.7 billion.

UNIVISION TRANSACTION

Subsequent to year-end, on January 12, 2004 the Company sold 15.8 million shares of Univision for $599.4 million to Univision. The proceeds were used to pay down bank debt. The transaction resulted in a $47.0 million gain on marketable securities in the first quarter of 2004.

BUSINESS OUTLOOK

The Company expects that operating income will increase in the low double digits and earnings per share will increase in the mid to high teens for the full year of 2004.

CONFERENCE CALL

Clear Channel's fourth quarter/year-end 2003 earnings conference call will be held on February 24th at 9:00 a.m. Eastern Time. The dial-in number is 1-800-946-0783 and the pass code is 670879. Please call 10 minutes prior to the beginning of the call to ensure that you are connected before the start of the presentation. The teleconference will also be available via a live audio cast on the Company's website, located at http://www.clearchannel.com. A replay of the call will be available at 11:00 a.m. Eastern Time and will be accessible for 72 hours after the conference call. The replay number is 1-888-203-1112 and the pass code 670879. The audio cast will also be archived on the Company's website and will be available beginning 24 hours after the call for a period of one week.

                              FINANCIAL HIGHLIGHTS
               CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                                    UNAUDITED
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                    THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                        DECEMBER 31,                           DECEMBER 31,
                                                --------------------------              --------------------------
                                                                               %                                         %
                                                    2003          2002       CHANGE        2003           2002         CHANGE
                                                -----------    -----------   ------     -----------    -----------     ------
REVENUE                                         $ 2,290,061    $ 2,209,733      3.6%    $ 8,930,899    $  8,421,055       6.1%
Divisional operating expenses                     1,643,547      1,577,012                6,488,856       6,052,761
Corporate expenses                                   44,866         53,813                  174,154         176,370
Non-cash compensation expense                         1,560          1,217                    5,018           5,436
Depreciation and amortization                       184,014        171,584                  671,338         620,766
                                                -----------    -----------              -----------    ------------
OPERATING INCOME                                    416,074        406,107      2.5%      1,591,533       1,565,722       1.6%

Interest expense                                     93,545        106,134                  388,000         432,786
Gain (loss) on sale of assets
   related to mergers                                    --             --                       --           3,991
Gain (loss) on marketable securities                 (1,554)         4,012                  678,846          (3,096)
Equity in earnings (loss) of
 nonconsolidated affiliates                          10,021         10,309                   22,026          26,928

Other income (expense) - net                        (16,345)        (5,145)                  20,959          57,430
                                                -----------    -----------              -----------    ------------
Income before income taxes and cumulative
   effect of a change in accounting principle       314,651        309,149                1,925,364       1,218,189
Income tax benefit (expense):
   Current                                          (47,304)        81,936                 (246,681)       (149,143)
   Deferred                                         (80,131)      (207,141)                (533,092)       (344,223)
                                                -----------    -----------              -----------    ------------
INCOME BEFORE CUMULATIVE EFFECT OF
   A CHANGE IN ACCOUNTING
   PRINCIPLE (FAS 142)                          $   187,216    $   183,944      1.8%    $ 1,145,591    $    724,823      58.1%
                                                ===========    ===========              ===========    ============

Income before cumulative effect of
   a change in accounting
   principle per share:

   BASIC:                                       $      0.30    $      0.30      0.0%    $      1.86    $       1.20      55.0%
                                                ===========    ===========              ===========    ============

   DILUTED: (1)                                 $      0.30    $      0.30      0.0%    $      1.85    $       1.18      56.8%
                                                ===========    ===========              ===========    ============
Weighted Average Shares
  Outstanding - Diluted                             618,859        629,294                  620,770         627,440

     (1) Diluted net income for the three months ended December 31, 2003 and 2002 is $187,216 and $187,229, respectively. Diluted net income for the year ended December 31, 2003 and 2002 is $1,149,143 and $741,457, respectively.

        SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A) AND NON-CASH COMPENSATION EXPENSE (IN $000S)

The following tables set forth Clear Channel's Operating Income, D&A and Non-cash compensation expense for the three and twelve months ended December 31, 2003 and 2002. The Company defines "Operating Income before D&A and Non-cash compensation expense" as net income adjusted to exclude the following line items presented in its Statement of Operations: Cumulative effect of a change in accounting principle; Income tax benefit (expense); Other income (expense) - net; Equity in earnings of nonconsolidated affiliates; Gain (loss) on marketable securities; Gain (loss) on sale of assets related to mergers; Interest expense; D&A; and, Non-cash compensation expense. Operating Income before D&A and Non-cash compensation expense was formerly referred to as EBITDA As Adjusted in the Company's earnings releases.

The Company uses Operating Income before D&A and Non-cash compensation expense, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Additionally, the Company's bank credit facilities use this measure for compliance with leverage covenants.

Since Operating Income before D&A and Non-cash compensation expense is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Operating Income, D&A and Non-cash compensation expense are all financial statement line items included on the Company's statement of earnings. Operating Income before D&A and Non-cash compensation expense is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income
(loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions, which are excluded.

As required by the SEC, the Company provides reconciliations below of Operating Income before D&A and Non-cash compensation expense to net income and Operating Income before D&A and Non-cash compensation expense for each segment to such segment's operating income, the most directly comparable amounts reported under GAAP.

                                                                Operating Income
                ----------------------------------------------------------------------------------------------------------------
                           Three Months Ended Dec. 31, 2003                         Twelve Months Ended Dec. 31, 2003
                -----------------------------------------------------     ------------------------------------------------------
                     2003               2002             % Change              2003               2002              % Change
                ---------------    ---------------    ---------------     ---------------    ---------------     ---------------
Radio           $       364,340    $       389,015                 (6)%   $     1,409,236    $     1,432,763                  (2)%
Outdoor                  83,783             58,284                 44%            201,221            168,656                  19%
Entertainment             4,694             (4,221)                NM*            130,232             96,130                  35%
Other                    14,760             24,593                (40)%            51,131             70,704                 (28)%
Corporate               (51,503)           (61,564)               (16)%          (200,287)          (202,531)                 (1)%
                ---------------    ---------------                        ---------------    ---------------
Consolidated    $       416,074    $       406,107                  2%    $     1,591,533    $     1,565,722                   2%




*Not meaningful

                                                          Depreciation & Amortization
                                      ---------------------------------------------------------------------
                                      Three Months Ended Dec. 31, 2003    Twelve Months Ended Dec. 31, 2003
                                      ---------------------------------   ---------------------------------
                                            2003             2002               2003             2002
                                      ---------------   ---------------   ---------------   ---------------
        Radio                         $        39,596   $        38,466   $       154,121   $       153,941
        Outdoor                               107,334            96,717           379,640           336,895
        Entertainment                          16,171            16,430            60,830            61,518
        Other                                  15,553            12,717            54,023            43,287
        Corporate                               5,360             7,254            22,724            25,125
                                      ---------------   ---------------   ---------------   ---------------
        Consolidated                  $       184,014   $       171,584   $       671,338   $       620,766


                                                              Non-cash Compensation
                                      ---------------------------------------------------------------------
                                      Three Months Ended Dec. 31, 2003    Twelve Months Ended Dec. 31, 2003
                                      ---------------------------------   ---------------------------------
                                           2003                2002            2003              2002
                                      ---------------   ---------------   ---------------   ---------------
        Radio                         $           283   $           720   $         1,609   $         4,400
        Outdoor                                    --                --                --                --
        Entertainment                              --                --                --                --
        Other                                      --                --                --                --
        Corporate                               1,277               497             3,409             1,036
                                      ---------------   ---------------   ---------------   ---------------
        Consolidated                  $         1,560   $         1,217   $         5,018   $         5,436


                                     Operating Income before Depreciation & Amortization and Non-cash Compensation
                ---------------------------------------------------------------------------------------------------------------
                         Three Months Ended Dec. 31, 2003                           Twelve Months Ended Dec. 31, 2003
                -----------------------------------------------------     -----------------------------------------------------
                      2003              2002             % Change               2003              2002             % Change
                ---------------    ---------------    ---------------     ---------------    ---------------    ---------------
Radio           $       404,219    $       428,201                 (6)%   $     1,564,966    $     1,591,104                 (2)%
Outdoor                 191,117            155,001                 23%            580,861            505,551                 15%
Entertainment            20,865             12,209                 71%            191,062            157,648                 21%
Other                    30,313             37,310                (19)%           105,154            113,991                 (8)%
Corporate               (44,866)           (53,813)               (17)%          (174,154)          (176,370)                (1)%
                ---------------    ---------------                        ---------------    ---------------
Consolidated    $       601,648    $       578,908                  4%    $     2,267,889    $     2,191,924                  3%

RECONCILIATION OF OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A) AND NON-CASH COMPENSATION EXPENSE TO NET INCOME

                                                     Three months ended                 Twelve months ended
                                                         December 31                          December 31
                                                   2003              2002               2003                2002
                                             ---------------    ---------------    ---------------    ---------------
 Operating income before D&A                 $       601,648    $       578,908    $     2,267,889    $     2,191,924
 Non-cash compensation expense                         1,560              1,217              5,018              5,436
 Depreciation & amortization                         184,014            171,584            671,338            620,766
                                             ---------------    ---------------    ---------------    ---------------
 Operating Income                            $       416,074    $       406,107    $     1,591,533    $     1,565,722
 Interest expense                                     93,545            106,134            388,000            432,786
 Gain (loss) on sale of assets related to
 mergers                                                  --                 --                 --              3,991
 Gain (loss) on marketable securities                 (1,554)             4,012            678,846             (3,096)
 Equity in earnings of
 nonconsolidated affiliates                           10,021             10,309             22,026             26,928
 Other income (expense) - net                        (16,345)            (5,145)            20,959             57,430
                                             ---------------    ---------------    ---------------    ---------------
 Income before income taxes and cumulative
 effect of a change in
 Accounting principle                        $       314,651    $       309,149    $     1,925,364    $     1,218,189

 Income tax (expense) benefit:
 Current                                             (47,304)            81,936           (246,681)          (149,143)
 Deferred                                            (80,131)          (207,141)          (533,092)          (344,223)
                                             ---------------    ---------------    ---------------    ---------------

 Income before cumulative effect of a
 change in accounting principle              $       187,216    $       183,944    $     1,145,591    $       724,823
 Cumulative effect of a change in
 accounting principle, net of tax of
 $4,324,446                                               --                 --                 --        (16,778,526)
 Net income (loss)                           $       187,216    $       183,944    $     1,145,591    ($   16,053,703)
                                             ===============    ===============    ===============    ===============

PRO FORMA REVENUE AND OPERATING EXPENSES (IN $000S)

The following tables set forth Clear Channel's pro forma revenues, divisional operating expenses and corporate expenses for the three and twelve months ended December 31, 2003 and 2002. The Company defines pro forma revenue, pro forma divisional operating expenses and pro forma corporate expenses as revenue, divisional operating expenses, corporate expenses, respectively, including adjustments to the prior period (2002) for all acquisitions for the same time frame as actually owned in the current period (2003). The 2003 pro forma measures include an adjustment for foreign exchange to present results in 2002 constant dollars. Divestitures are excluded from both 2002 and 2003 pro forma measures.

The Company uses these pro forma measures, among other things, to evaluate the Company's operating performance. These pro forma measures are used for measuring performance for compensation of management because these pro forma measures isolate the effects and contributions of acquisitions and divestitures as well as isolate the effects of foreign exchange. The Company believes these measures are useful for evaluating operating performance. The Company also believes the presentation of these measures are relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and allows investors to evaluate the growth in revenues and operating expenses independent of acquisition activity and foreign exchange movements. Thus, these pro forma measures help improve investors' ability to understand the Company's operating performance. Additionally, the Company's bank credit facilities require the use of these measurements in order to measure compliance with leverage covenants.

Since these pro forma measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, divisional operating expenses and corporate expenses. These pro forma measures, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. Users of this financial information should consider the types of events and transactions, which are not reflected in these pro forma measures.

As required by the SEC, the Company provides reconciliations below of pro forma revenue, pro forma divisional operating expense and pro forma corporate expense to revenue, divisional operating expense and corporate expense for each segment and for consolidated amounts, the most directly comparable amounts reported under GAAP.

Additionally, we do not anticipate providing pro forma measures in future earnings releases due to the relatively low level of acquisition activity. The Company will continue to evaluate the usefulness of pro forma measures in the event that future acquisition activity increases.


                                                          Three Months Ended December 31
                -----------------------------------------------------------------------------------------------------------------
                                       Revenues                                             Pro Forma Revenues
                ------------------------------------------------------     ------------------------------------------------------
                     2003               2002              % Change               2003               2002              % Change
                ---------------    ---------------     ---------------     ---------------     ---------------    ---------------
Radio           $       965,786    $       979,015                  (1)%   $       965,786     $       978,891                 (1)%
Outdoor                 614,806            538,299                  14%            565,703             545,429                  4%
Entertainment           596,944            562,499                   6%            571,606             560,784                  2%
Other                   152,638            166,280                  (8)%           152,638             164,344                 (7)%
Eliminations            (40,113)           (36,360)                 10%            (40,113)            (36,360)                10%
                ---------------    ---------------                         ---------------     ---------------
                $     2,290,061    $     2,209,733                   4%    $     2,215,620     $     2,213,088                  0%


                                                           Three Months Ended December 31
                    -------------------------------------------------------------------------------------------------------------
                                       Operating Expenses                              Pro Forma Operating Expenses
                    ----------------------------------------------------     ----------------------------------------------------
                         2003               2002            % Change              2003               2002            % Change
                    ---------------    ---------------   ---------------     ---------------    ---------------   ---------------
Radio               $       561,567    $       550,814                 2%    $       561,567    $       550,654                 2%
Outdoor                     423,689            383,298                11%            385,058            386,348                 0%
Entertainment               576,079            550,290                 5%            553,519            549,883                 1%
Other                       122,325            128,970                (5)%           122,325            127,570                (4)%
Eliminations                (40,113)           (36,360)               10%            (40,113)           (36,360)               10%
                    ---------------    ---------------                       ---------------   ---------------
                    $     1,643,547    $     1,577,012                 4%    $     1,582,356    $     1,578,095                 0%
Corporate Expense   $        44,866    $        53,813               (17)%   $        44,866    $        53,813               (17)%

                                                  Twelve Months Ended December 31
                -----------------------------------------------------------------------------------------------------
                                    Revenues                                       Pro Forma Revenues
                ------------------------------------------------     ------------------------------------------------
                    2003             2002            % Change            2003             2002            % Change
                -------------    -------------     -------------     -------------    -------------     -------------
Radio           $   3,695,020    $   3,717,243                (1)%   $   3,694,675    $   3,730,226                (1)%
Outdoor             2,174,597        1,859,643                17%        2,004,731        1,914,038                 5%
Entertainment       2,646,959        2,447,302                 8%        2,553,938        2,452,772                 4%
Other                 556,599          528,374                 5%          556,599          564,909                (1)%

Eliminations         (142,276)        (131,507)                8%         (142,276)        (131,507)                8%
                -------------    -------------                       -------------    -------------
                $   8,930,899    $   8,421,055                 6%    $   8,667,667    $   8,530,438                 2%


                                                     Twelve Months Ended December 31
                    -----------------------------------------------------------------------------------------------------
                                  Operating Expenses                               Pro Forma Operating Expenses
                    ------------------------------------------------     ------------------------------------------------
                         2003            2002            % Change            2003             2002             % Change
                    -------------    -------------     -------------     -------------    -------------     -------------
Radio               $   2,130,054    $   2,126,139                 0%    $   2,129,163    $   2,137,629                 0%
Outdoor                 1,593,736        1,354,092                18%        1,448,534        1,396,396                 4%
Entertainment           2,455,897        2,289,654                 7%        2,372,462        2,299,236                 3%
Other                     451,445          414,383                 9%          451,445          451,719                 0%
Eliminations             (142,276)        (131,507)                8%         (142,276)        (131,507)                8%
                    -------------     -------------                      -------------     -------------
                    $   6,488,856    $   6,052,761                 7%    $   6,259,328    $   6,153,473                 2%
Corporate Expense   $     174,154    $     176,370               (1)%    $     174,154    $     182,834               (5)%

RECONCILIATION TO PRO FORMA BASIS


CONSOLIDATED
RECONCILIATION TO PRO FORMA BASIS

                                             Three Months Ended Dec. 31         Twelve Months Ended Dec. 31
                                          --------------------------------    --------------------------------
                                               2003              2002             2003              2002
                                          --------------    --------------    --------------    --------------
Revenue                                   $    2,290,061    $    2,209,733    $    8,930,899    $    8,421,055
  Acquisitions                                        --            12,449                --           150,064
  Divestitures                                        --            (9,094)           (4,479)          (40,681)
  Foreign Exchange adjustments                   (74,441)               --          (258,753)               --
                                          --------------    --------------    --------------    --------------
Pro Forma Revenue                         $    2,215,620    $    2,213,088    $    8,667,667    $    8,530,438

Divisional Operating Expenses             $    1,643,547    $    1,577,012    $    6,488,856    $    6,052,761
  Acquisitions                                        --             9,134                --           133,687
  Divestitures                                        --            (8,051)           (3,024)          (32,975)
  Foreign Exchange adjustments                   (61,191)               --          (226,504)               --
                                          --------------    --------------    --------------    --------------
Pro Forma Divisional Operating Expenses   $    1,582,356    $    1,578,095    $    6,259,328    $    6,153,473

Corporate Expense                         $       44,866    $       53,813    $      174,154    $      176,370
  Acquisitions                                        --                --                --
                                                                                                         6,464
  Divestitures                                        --                --                --                --
  Foreign Exchange adjustments                        --                --                --                --
                                          --------------    --------------    --------------    --------------
Pro Forma Corporate Expense               $       44,866    $       53,813    $      174,154    $      182,834

RADIO
RECONCILIATION TO PRO FORMA BASIS

                                            Three Months Ended Dec. 31          Twelve Months Ended Dec. 31
                                          -------------------------------    --------------------------------
                                               2003             2002              2003              2002
                                          --------------   --------------    --------------    --------------
Revenue                                   $      965,786   $      979,015    $    3,695,020    $    3,717,243
  Acquisitions                                        --              929                --            16,961
  Divestitures                                        --           (1,053)             (345)           (3,978)
  Foreign Exchange adjustments                        --               --                --                --
                                          --------------   --------------    --------------    --------------
Pro Forma Revenue                         $      965,786   $      978,891    $    3,694,675    $    3,730,226

Divisional Operating Expenses             $      561,567   $      550,814    $    2,130,054    $    2,126,139
  Acquisitions                                        --            1,109                              16,581
  Divestitures                                        --           (1,269)             (891)           (5,091)
  Foreign Exchange adjustments                        --               --                --                --
                                          --------------   --------------    --------------    --------------
Pro Forma Divisional Operating Expenses   $      561,567   $      550,654    $    2,129,163    $    2,137,629

OUTDOOR
RECONCILIATION TO PRO FORMA BASIS

                                             Three Months Ended Dec. 31          Twelve Months Ended Dec. 31
                                          --------------------------------    --------------------------------
                                               2003              2002              2003             2002
                                          --------------    --------------    --------------    --------------
Revenue                                   $      614,806    $      538,299    $    2,174,597    $    1,859,643
  Acquisitions                                        --             9,662                --            63,631
  Divestitures                                        --            (2,532)               --            (9,236)
  Foreign Exchange adjustments                   (49,103)               --          (169,866)               --
                                          --------------    --------------    --------------    --------------
Pro Forma Revenue                         $      565,703    $      545,429    $    2,004,731    $    1,914,038

Divisional Operating Expenses             $      423,689    $      383,298    $    1,593,736    $    1,354,092
  Acquisitions                                        --             6,157                --            52,900
  Divestitures                                        --            (3,107)               --           (10,596)
  Foreign Exchange adjustments                   (38,631)               --          (145,202)               --
                                          --------------    --------------    --------------    --------------
Pro Forma Divisional Operating Expenses   $      385,058    $      386,348    $    1,448,534    $    1,396,396

LIVE ENTERTAINMENT
RECONCILIATION TO PRO FORMA BASIS


                                             Three Months Ended Dec. 31         Twelve Months Ended Dec. 31
                                          --------------------------------    --------------------------------
                                               2003              2002              2003              2002
                                          --------------    --------------    --------------    --------------
Revenue                                   $      596,944    $      562,499    $    2,646,959    $    2,447,302
  Acquisitions                                        --             1,858                --            27,595
  Divestitures                                        --            (3,573)           (4,134)          (22,125)
  Foreign Exchange adjustments                   (25,338)               --           (88,887)               --
                                          --------------    --------------    --------------    --------------
Pro Forma Revenue                         $      571,606    $      560,784    $    2,553,938    $    2,452,772

Divisional Operating Expenses             $      576,079    $      550,290    $    2,455,897    $    2,289,654
  Acquisitions                                        --             1,868                --            25,470
  Divestitures                                        --            (2,275)           (2,133)          (15,888)
  Foreign Exchange adjustments                   (22,560)               --           (81,302)               --
                                          --------------    --------------    --------------    --------------
Pro Forma Divisional Operating Expenses   $      553,519    $      549,883    $    2,372,462    $    2,299,236

OTHER (INCLUDES THE TELEVISION, MEDIA REPRESENTATION AND SPORTS
REPRESENTATION BUSINESSES)
RECONCILIATION TO PRO FORMA BASIS

                                           Three Months Ended Dec. 31       Twelve Months Ended Dec. 31
                                          -----------------------------    -----------------------------
                                              2003            2002              2003           2002
                                          -------------   -------------    -------------   -------------
Revenue                                   $     152,638   $     166,280    $     556,599   $     528,374
  Acquisitions                                       --              --               --          41,877
  Divestitures                                       --          (1,936)              --          (5,342)
  Foreign Exchange adjustments                       --              --               --              --
                                          -------------   -------------    -------------   -------------
Pro Forma Revenue                         $     152,638   $     164,344    $     556,599   $     564,909

Divisional Operating Expenses             $     122,325   $     128,970    $     451,445   $     414,383
  Acquisitions                                       --              --               --          38,736
  Divestitures                                       --          (1,400)              --          (1,400)
  Foreign Exchange adjustments                       --              --               --              --
                                          -------------   -------------    -------------   -------------
Pro Forma Divisional Operating Expenses   $     122,325   $     127,570    $     451,445   $     451,719


ELIMINATIONS
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

                                            Three Months Ended Dec. 31        Twelve Months Ended Dec. 31
                                          ------------------------------    ------------------------------
                                              2003             2002             2003             2002
                                          -------------    -------------    -------------    -------------
Revenue                                   $     (40,113)   $     (36,360)   $    (142,276)   $    (131,507)
  Acquisitions                                       --               --               --               --
  Divestitures                                       --               --               --               --
  Foreign Exchange adjustments                       --               --               --               --
                                          -------------    -------------    -------------    -------------
Pro Forma Revenue                         $     (40,113)   $     (36,360)   $    (142,276)   $    (131,507)

Divisional Operating Expenses             $     (40,113)   $     (36,360)   $    (142,276)   $    (131,507)
  Acquisitions                                       --               --               --               --
  Divestitures                                       --               --               --               --
  Foreign Exchange adjustments                       --               --               --               --
                                          -------------    -------------    -------------    -------------
Pro Forma Divisional Operating Expenses   $     (40,113)   $     (36,360)   $    (142,276)   $    (131,507)

CASH FLOW (IN $000S)

The Company defines free cash flow as revenues less divisional operating expenses, corporate expenses, interest expense, current taxes and non-revenue producing capital expenditures and excluding tax on gain (loss) on sale of assets. The Company will not disclose or use this definition of free cash flow in future earnings releases and related materials.

The Company uses this measure, among other measures, to evaluate its operating performance and in determining incentive based compensation for executive and other members of management. Management believes this measure provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, pay a dividend and fund ongoing operations and working capital needs. As a result, free cash flow as defined by the Company is a significant measure of the Company's ability to generate long-term value. It is useful for investors to know whether the Company's ability is being enhanced or degraded as a result of the Company's performance. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.

As this measure is not calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. This measure of cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. Users of this financial information should consider the types of events and transactions, which are not reflected in the measure.

As required by the SEC, the Company provides below a reconciliation of this measure to cash flows from operating activities, the most directly comparable amounts reported under GAAP.

                                              Three Months Ended December 31      Inc./(Dec) %
                                             --------------------------------    --------------
                                                  2003               2002
                                             --------------    --------------
Revenue                                      $    2,290,061    $    2,209,733
Divisional Operating Expense                     (1,643,547)       (1,577,012)
Corporate Expense                                   (44,866)          (53,813)
Interest Expense                                    (93,545)         (106,134)
Current Tax Benefit (Expense) (1)                   (47,304)          (70,024)
Non-Revenue Producing Capital Expenditures          (89,588)         (129,211)
Current Taxes on Gain (Loss) on Sale of
Assets                                                   --                --
                                             --------------    --------------
  Total (1)                                  $      371,211    $      273,539                36%

     (1) The 2002 total and current tax expense reflect adjustments for non-routine tax items of ($151,960).


                                             Twelve Months Ended December 31      Inc./(Dec) %
                                             --------------------------------    --------------
                                                  2003              2002
                                             --------------    --------------
Revenue                                      $    8,930,899    $    8,421,055
Divisional Operating Expense                     (6,488,856)       (6,052,761)
Corporate Expense                                  (174,154)         (176,370)
Interest Expense                                   (388,000)         (432,786)
Current Tax Benefit (Expense) (2)                  (246,681)         (205,216)
Non-Revenue Producing Capital Expenditures         (199,669)         (305,731)
Current Taxes on Gain (Loss) on Sale of
Assets (3)                                          119,691                --
                                             --------------    --------------
  Total (2)                                  $    1,553,230    $    1,248,191                24%

     (2) The 2002 total and current tax expense reflect adjustments for non-routine tax items of ($56,073).

     (3) Current taxes on gain (loss) on sale of assets relate to sales of investments in Univision and American Tower. Proceeds from these sales are not included in free cash flow; consequently, the current tax expense has been excluded as well.


RECONCILIATION TO CASH FLOWS PROVIDED BY OPERATING ACTIVITIES


(In $000s)                                                   Three Months Ended Dec. 31
                                                          --------------------------------
                                                               2003              2002
                                                          --------------    --------------
Cash flows provided by operating activities               $      338,669    $      493,864

         Changes in operating assets and liabilities             112,558            52,403
         Non-revenue producing capital expenditures              (89,588)         (129,211)
         Non-routine deferred tax items                               --          (151,960)
         Current taxes on gain (loss) on sale of assets               --                --
         Other*                                                    9,572             8,443
                                                          --------------    --------------
Total                                                     $      371,211    $      273,539

RECONCILIATION TO CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In $000s)                                                   Twelve Months Ended Dec. 31
                                                          --------------------------------
                                                               2003              2002
                                                          --------------    --------------
Cash flows provided by operating activities               $    1,677,405    $    1,747,694

         Changes in operating assets and liabilities             (58,868)         (129,879)


         Non-revenue producing capital expenditures             (199,669)         (305,731)
         Non-routine deferred tax items                               --           (56,073)
         Current taxes on gain (loss) on sale of assets          119,691                --
         Other*                                                   14,671            (7,820)
                                                          --------------    --------------
Total                                                     $    1,553,230    $    1,248,191

* Contains other operating activities, not investing or financing activities.

ABOUT CLEAR CHANNEL COMMUNICATIONS, INC.

Visit our website at http://www.clearchannel.com.

Clear Channel Communications, Inc. headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising and entertainment industries with radio and television stations, outdoor advertising displays, and live entertainment productions and venues throughout the United States and in 65 countries around the world.

For further information contact:

Investors - Randy Palmer, Senior Vice President of Investor Relations, (210) 832-3315 or Media - Lisa Dollinger, Senior Vice President of Corporate Communications, (210) 832-3474 or visit our web-site at http://www.clearchannel.com.

THE NUMBERS CONTAINED WITHIN THIS RELEASE ARE UNAUDITED. CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS. VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE INCLUDE, BUT ARE NOT LIMITED
TO: CHANGES IN ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING AND ENTERTAINMENT INDUSTRIES); FLUCTUATIONS IN INTEREST RATES; CHANGES IN INDUSTRY CONDITIONS; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS AND ACCESS TO CAPITAL MARKETS. OTHER KEY RISKS ARE DESCRIBED IN THE CLEAR CHANNEL COMMUNICATIONS' REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. EXCEPT AS OTHERWISE STATED IN THIS NEWS ANNOUNCEMENT, CLEAR CHANNEL COMMUNICATIONS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.